UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2013

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

(510) 656-3333

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2013, SYNNEX Corporation (“SYNNEX”) announced that it has entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, and certain United States subsidiaries (“Domestic Subsidiaries”) of SYNNEX, as guarantors, dated as of November 27, 2013. The Credit Agreement provides for the extension of revolving loans (“Revolving Loans”) in an aggregate principal amount not to exceed $275.0 million and a term loan (“Term Loan”) in an aggregate principal amount not to exceed $225.0 million. SYNNEX may request incremental commitments to increase the amount of Revolving Loans or Term Loans available under the Credit Agreement in an aggregate principal amount not to exceed $125.0 million. Unless an incremental commitment to increase the Term Loan or provide a new term loan matures at an earlier or a later date, the obligations under the Credit Agreement mature on November 27, 2018.

Loans borrowed under the Credit Agreement bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the applicable LIBOR rate, plus the Applicable Rate (as defined in the Credit Agreement), which may range from 1.75% to 2.25%, based on SYNNEX’ Consolidated Leverage Ratio (as defined in the Credit Agreement). Loans borrowed under the Credit Agreement that are not LIBOR rate loans bear interest at a per annum rate equal to (i) the greatest of (A) the Federal Funds Rate plus 1/2 of 1.0%, (B) the LIBOR rate plus 1.0% per annum, and (C) the rate of interest announced, from time to time, by Bank of America., N.A. as its “prime rate,” plus (ii) the Applicable Rate, which may range from 0.75% to 1.25%, based on SYNNEX’ Consolidated Leverage Ratio.

The Credit Agreement contains various loan covenants that restrict the ability of SYNNEX and its subsidiaries to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock, making certain investments, entering into certain transactions with affiliates or changing the nature of their business. In addition, the Credit Agreement contains financial covenants which require SYNNEX to maintain a Consolidated Leverage Ratio in an amount not to exceed 3.50 to 1.0 and a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) in an amount not less than 1.20 to 1.0 through SYNNEX’ fiscal year ending in 2015; thereafter, SYNNEX must maintain a Consolidated Fixed Charge Coverage Ratio in an amount not less than 1.25 to 1.0. SYNNEX’ obligations under the Credit Agreement are secured by substantially all of its and certain of its Domestic Subsidiaries’ assets and are guaranteed by certain of its Domestic Subsidiaries.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement which is attached hereto as Exhibit 10.1, and incorporated by reference herein. The full text of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Amendment of a Material Definitive Agreement

Concurrently with SYNNEX’ entry into the Credit Agreement described above, SYNNEX and its subsidiary, SIT Funding Corporation amended SYNNEX’ accounts receivable securitization program (the “U.S. Agreement”) by entering into a Second Omnibus Amendment to Fourth Amended and Restated Receivables Funding and Administration Agreement and Third Amended and Restated Receivables Sale and Servicing Agreement (the “Securitization Amendment”) with The Bank of Nova Scotia, as agent, and the other lenders party thereto. Among other things, the Securitization Amendment provides for the entry into of the Credit Agreement and amends certain covenants and representations and warranties to make them consistent with the Credit Agreement. Further, in connection with the Securitization Amendment, the effective borrowing cost under the U.S. Arrangement was also modified to be a blended rate that includes prevailing dealer commercial paper rates and the daily LIBOR rate, plus a program fee of 0.425% per annum based on the used portion of the commitment, and a facility fee of 0.425% per annum payable on the aggregate commitment of the lenders.

The foregoing description of the Securitization Amendment is qualified in its entirety by reference to the Securitization Amendment which is attached hereto as Exhibit 10.2, and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Concurrently with SYNNEX’ entry into the Credit Agreement described in Item 1.01 above, SYNNEX paid in full and terminated its existing Fourth Amended and Restated Credit Agreement dated as of November 12, 2010 (as amended) among SYNNEX and Bank of America, N.A.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth in Item 1.01 above and is incorporated by reference.

Item 8.01. Other Events.

As previously announced, on September 10, 2013, SYNNEX entered into a Master Asset Purchase Agreement, by and between SYNNEX and International Business Machines Incorporated, a New York corporation (“IBM”), pursuant to which SYNNEX will acquire certain assets of IBM (the “Acquisition”). SYNNEX anticipates the initial closing of the Acquisition to occur in the first calendar quarter of 2014.

Note on Forward-Looking Statements

Certain statements in this filing including, but not limited to, statements regarding the expected timing of the completion of the acquisition; the ability to complete the acquisition and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the acquisition will not be consummated; failure to receive regulatory approval for the acquisition; risks associated with the acquisition including the ability to successfully integrate employees and operations; diversion of management’s attention; retaining key employees; risks associated with international operations; and other risks detailed from time to time in the reports SYNNEX files with the Securities and Exchange Commission including SYNNEX’ Form 10-K for the year ended November 30, 2012 and Form 10-Q for the quarter ended August 31, 2013. Copies of reports SYNNEX filed with the SEC are posted on its Web site and are available from SYNNEX without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SYNNEX disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of November 27, 2013, by and among the Registrant, the subsidiaries of the Registrant named therein, the lender signatories thereto from time to time, and Bank of America, N.A.

10.2	Second Omnibus Amendment to Fourth Amended and Restated Receivables Funding and Administration Agreement and Third Amended and Restated Receivables Sales and Service Agreement dated as of November 27, 2013, by and among the Registrant, SIT Funding Corporation, the lenders party thereto and The Bank of Nova Scotia.

99.1	Press release dated November 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2013

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of November 27, 2013, by and among the Registrant, the subsidiaries of the Registrant named therein, the lender signatories thereto from time to time, and Bank of America, N.A.

10.2	Second Omnibus Amendment to Fourth Amended and Restated Receivables Funding and Administration Agreement and Third Amended and Restated Receivables Sales and Service Agreement dated as of November 27, 2013, by and among the Registrant, SIT Funding Corporation, the lenders party thereto and The Bank of Nova Scotia.

99.1	Press release dated November 27, 2013.

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